OMB APPROVAL
OMB Number: 3235-0057
Expires: February 28, 2006
Estimated average burden hours per response...13.00

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Definitive Information Statement

BLUE HAWK VENTURES, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
No fee required
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

BLUE HAWK VENTURES, INC.
12880 Railway Avenue, Unit 35, Richmond BC V7B 1Y3

INFORMATION STATEMENT
STOCKHOLDER MAJORITY ACTION AS OF JULY 27, 2005

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF BLUE HAWK VENTURES, INC. ("BLUE HAWK" OR THE "COMPANY") WAS TAKEN BY WRITTEN RESOLUTION ON JULY 27, 2005 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320 OF THE NEVADA REVISED STATUTES. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF BLUE HAWK NECESSARY FOR THE ADOPTION OF THE ACTION.
1.	To approve a four (4) for one forward split of the issued and outstanding shares of common stock;
2.	To approve the amendment of the Articles of Incorporation to:
	a.	change the name of Blue Hawk from "Blue Hawk Ventures, Inc." to "Molecular Pharmacology (USA) Limited"; and
b.

amend the authorized share capital of Blue Hawk to:

  200,000,000 shares of common stock with a par value of $0.001 per share; and
  100,000,000 shares of preferred stock with a par value of $0.001 per share.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 25, 2005 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Brian C. Doutaz

_________________________________

Brian C. Doutaz
Secretary, Treasurer and Director

Approximate date of mailing: August 8, 2005

BLUE HAWK VENTURES, INC.
12880 Railway Avenue, Unit 35, Richmond BC V7B 1Y3

INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Blue Hawk Ventures, Inc., a Nevada corporation ("Blue Hawk" or the "Company") is furnishing this INFORMATION STATEMENT to stockholders in connection with a majority action of stockholders (the "Action") of Blue Hawk taken on July 27, 2005, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These stockholders collectively own in excess of the required majority of the outstanding voting securities of Blue Hawk necessary for the adoption of the action. The following matters were approved:
1.	a four (4) for one forward split of the issued and outstanding shares of common stock;
2.	an amendment of the Articles of Incorporation to:
	a.	change the name of Blue Hawk from "Blue Hawk Ventures, Inc." to "Molecular Pharmacology (USA) Limited"; and
b.

amend the authorized share capital of Blue Hawk to:

  200,000,000 shares of common stock with a par value of $0.001 per share; and
  100,000,000 shares of preferred stock with a par value of $0.001 per share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about August 8, 2005. This Information Statement constitutes notice to Blue Hawk's stockholders of corporate action by stockholders without a meeting as required by Chapter 607 of the Nevada Revised Statutes.

The date of this Information Statement is July 28, 2005.

BLUE HAWK VENTURES, INC.

/s/ Brian C. Doutaz
_______________________________
Brian C. Doutaz
Secretary, Treasurer and Director

QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Stockholders holding a majority of the outstanding voting common stock of Blue Hawk (the "Majority Stockholders") have already agreed to approve:
1.	a four (4) for one forward split of the issued and outstanding shares of common stock;
2.	an amendment of the Articles of Incorporation to:
	a.	change the name of Blue Hawk from "Blue Hawk Ventures, Inc." to "Molecular Pharmacology (USA) Limited"; and
b.

amend the authorized share capital of Blue Hawk to:

  200,000,000 shares of common stock with a par value of $0.001 per share; and
  100,000,000 shares of preferred stock with a par value of $0.001 per share.

Q: Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: The stock split is meant to increase the number of shares currently issued and outstanding in order to ensure the existing share capital is not diluted on issuing shares from treasury in connection with any private placement offerings or acquisitions Blue Hawk may undertake in the future. Further, the increase, while probably resulting in a lower trading price should Blue Hawk's shares become actively traded, will have the effect of increasing the shares available in the public float and making a more stable market for Blue Hawk's stock . The change to the share capitalization will provide Blue Hawk with increased flexibility in raising venture capital financing, acquisitions, and other corporate transactions. The name change is being affected to pave the way for a change of business of Blue Hawk into the pharmaceutical industry.

Q: Will there be any changes made to the rights and restrictions attached to the common shares?

There will be no changes made to the voting rights or any other rights and restrictions attached to the common shares of Blue Hawk as a result of the four (4) for one forward split. The main effect of the forward split will be the increase of the number of common shares outstanding, from 10,513,435 to approximately 42,053,740 common shares.

Q: Do I have appraisal rights?

A: No. Nevada law only provides stockholders with appraisal rights in the event of a sale or exchange of all, or substantially all, of the property of a Nevada corporation, other than in the usual and regular course of business. Nevada does not provide for dissenter's rights of appraisal in connection with the recapitalization or other actions being taken by Blue Hawk at this time.

Q: When do you expect to complete the changes proposed in this Information Statement?

A: The four (4) for one forward split and the amendments to the articles of incorporation will become effective on the opening of business on the twenty first day following the mailing of this Information Statement to the stockholders of Blue Hawk. Blue Hawk will file the Articles of Amendment and notice of the four (4) for one forward split with the Secretary of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Q: Who can I call with questions?

A: Please call Brian C. Doutaz, the Secretary of Blue Hawk, at: 604-644-5139.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On July 25, 2005 (the "Record Date"), Blue Hawk had 10,513,435 outstanding shares of common stock with a par value of $0.001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to Blue Hawk's Articles of Incorporation, were held by approximately thirty-nine (39) stockholders of record. In connection with the various matters outlined in this Information Statement, Blue Hawk's Board of Directors and a majority of its shareholders, by written consent in lieu of a stockholders meeting, have agreed to:

  forward split the issued and outstanding share capital of Blue Hawk on a four (4) new shares for every one old share issued and outstanding;
  amend the Articles of Incorporation of Blue Hawk to change the name of Blue Hawk to " Molecular Pharmacology (USA) Limited"; and
  amend the Articles of Incorporation of Blue Hawk to increase its authorized capital to:
    200,000,000 shares of common stock with a par value of $0.001 per share; and
    100,000,000 shares of preferred stock with a par value of $0.001 per share.

Approval of Forward Split. The primary purpose of the four (4) for one forward split is to increase the number of total shares issued and outstanding of Blue Hawk's common stock. Management believes this forward split is in the best interest of Blue Hawk and its stockholders.

The principal effect of the forward stock split will be that the number of shares of common stock issued and outstanding will be increased from 10,513,435 shares as of July 28, 2005 to approximately 42,053,740 shares. The actual number of shares outstanding will depend on the number of fractional shares which have either been cancelled or rolled up to the next whole share.

Approval of the forward split requires the affirmative consent of at least a majority of the outstanding shares of common stock of Blue Hawk. Majority Stockholders holding a total of 6,500,000 shares of common stock (61.83%), have already agreed to this action.

Approval of the Name Change. Blue Hawk is considering pursuing a new business direction into pharmacology. The proposed name change will only be effected upon a final determination by the Board of Directors that a change in business direction is in the best interest of Blue Hawk and its stockholders. The new name proposed "Molecular Pharmacology (USA) Limited" is intended to convey more clearly a sense of Blue Hawk's new business direction.

Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of common stock of Blue Hawk. Majority Stockholders holding a total of 6,500,000 shares of common stock (61.83%), have already agreed to this action.

Approval of Change to Existing Share Capitalization. Blue Hawk's current share capitalization consists of 25,000,000 shares of common stock with a par value of $0.001 per share. The proposed amendment will change the authorized share capital of Blue Hawk to 200,000,0000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share . These changes will allow the Board of Directors of Blue Hawk increased flexibility in raising venture capital financing, acquisitions, and other corporate transactions.

Approval of the change to Blue Hawk's existing capitalization requires the affirmative consent of at least a majority of the outstanding shares of common stock of Blue Hawk. Majority Stockholders holding a total of 6,500,000 shares of common stock (61.83%), have already agreed to this action.

Record Date

The close of business on July 25, 2005, has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by Blue Hawk, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that Blue Hawk will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the proposed amendment to effect the forward split of Blue Hawk's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to stockholders who were known to Blue Hawk to be beneficial owners of more than 5% of the common stock and the officers, directors and management of Blue Hawk individually and as a group as of the Record Date. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock as of July 27, 2005.
Name and address	Amount and Nature	Percent of
of beneficial owner	of Beneficial Owner	Voting Stock(1)

Brian G. Cox 595 Hornby St., Suite. 600 Vancouver, B.C. V6C 1A4	5,000,000	47.56%
Brian C. Doutaz 35 - 12880 Railway Ave. Richmond, B.C. Canada V7E 6G4	0	0%

All Officers and Directors	5,000,000	47.56%
as a Group that consists of
two people

Notes:

  Based on 10,513,435 shares outstanding as of July 27, 2005 and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options within 60 days.

FORWARD SPLIT AND AMENDMENT TO ARTICLES OF INCORPORATION

Forward Split

The primary purpose of the forward split is to increase the number of total shares issued and outstanding of the Blue Hawk's common stock in order to ensure the existing share capital is not diluted on issuing shares from treasury in connection with a private placement, merger or an acquisition in the future. Further, the increase, while probably resulting in a lower trading price should Blue Hawk's shares become actively traded, will have the effect of increasing the shares available in the public float and making a more stable market for Blue Hawk's stock.

The new shares of common stock issued pursuant to the forward split will be fully paid and non-assessable. All shares of common stock will have the same par value, voting rights and other rights as shares of the existing common stock have. Stockholders of Blue Hawk do not have preemptive rights to acquire additional shares of common stock that may be issued. Blue Hawk has no definitive plans or commitments to issue additional shares of common stock.

The principal effect of the forward stock split will be that the number of shares of common stock issued and outstanding will be increased from 10,513,435 shares as of July 27, 2005 to approximately 42,053,740 shares (depending on the number of fractional shares that are rounded up or rounded down on conversion). The forward stock split itself will not change the proportionate equity interests of Blue Hawk's stockholders, nor will the respective voting rights and other rights of stockholders be altered. The common stock issued pursuant to the forward stock split will remain fully paid and non-assessable. Blue Hawk will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Manner of Effecting the Amendment. The forward stock split will be effected by the filing of the Forward Split Amendment with the Secretary of State of the State Nevada. The Forward Split Amendment will specify the effective date of the forward split will be after close of business on August 29, 2005 which is approximately 21 days after this Information Statement was first mailed to our stockholders ("Forward Split Effective Date").

As soon as practicable after the Forward Split Effective Date we will send a letter of transmittal to each holder of record of old shares outstanding on that date which will contain instructions for the surrender of certificates representing the old shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the old shares, stockholders will receive a certificate representing the number of the new shares into which his old shares have been reclassified as a result of the forward stock split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the old shares will be deemed for all corporate purposes after the Forward Split Effective Date to evidence ownership of the new shares in the appropriately increased number.

Federal Income Tax Consequences of Forward Split

The following summary of certain material federal income tax consequences of the forward split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE FORWARD SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the forward split. The aggregate tax basis of the shares received in the forward split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the forward split will include the period during which the stockholder held the shares surrendered as a result of the forward split. Blue Hawk's views regarding the tax consequences of the forward split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the forward split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Amendment to Authorized Share Capital

Blue Hawk's current share capitalization consists of 25,000,000 shares of common stock with a par value of $0.001 per share. The proposed amendment will change the authorized share capital of Blue Hawk to 200,000,0000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share . These changes will allow the Board of Directors of Blue Hawk increased flexibility in raising venture capital financing, acquisitions, and other corporate transactions.

Material Terms of the Common Stock. As of July 27, 2005, there were 10,513,435 shares issued and outstanding. On the effective date of the four for one forward split there will be approximately 42,053,740 shares of common stock issued and outstanding. The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Blue Hawk legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Blue Hawk and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of Blue Hawk, holders of shares of common stock are entitled to receive pro rata all of the assets of Blue Hawk available for distribution to stockholders. The foregoing summary of the material terms of the capital stock of Blue Hawk does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Blue Hawk, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Material Terms of Preferred Stock. The Board of Directors will now have the option to issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. By way of illustration, preferred shares may have special rights and preferences which may include special voting rights (or denial of voting rights), special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Board may determine. These rights and preferences will be determined by the Board of Directors at the time of issue.

Name Change

Blue Hawk is considering pursuing a new business direction into pharmacology. The proposed name change will only be effected upon a final determination by the Board of Directors that a change in business direction is in the best interest of Blue Hawk and its stockholders. The new name proposed "Molecular Pharmacology (USA) Limited" is intended to convey more clearly a sense of Blue Hawk's new business direction.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to Blue Hawk's stockholders. Any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Following the forward split and name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. The forward split and name change will occur on the effective date without any further action on the part of stockholders of Blue Hawk and without regard to the date or dates on which share certificates representing shares of pre-split common stock, actually surrendered by each holder thereof, for certificates representing the number of shares of post-split common stock which each such stockholder is entitled to receive as a consequence of the forward split. After the effective date of the forward split and name change, each share certificate representing shares of pre-split common stock will be deemed to represent four shares of common stock of Blue Hawk. Certificates representing post-split common stock and bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Pacific Stock Transfer Company is the registrar and transfer agent for our common shares and is located at 500 East Warms Springs Road, Las Vegas, Nevada 89119 (Telephone: 702-361-3033; Facsimile: 702-433-1979).

The share certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued. As applicable, the time period during which a stockholder has held the existing common stock will be included in the time period during which such stockholder actually holds the share certificates representing the additional new common stock received as a result of the share divisions for the purposes of determining the term of the restrictive period applicable to the new common stock.

SHARE CAPITALIZATION OF BLUE HAWK

Material Terms of the Common Stock

As of the Record Date, there were 10,513,435 shares issued and outstanding held by 39 registered stockholders. On the effective date of the four (4) for one forward split, there will be, approximately, 42,053,740 shares of common stock issued and outstanding.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Blue Hawk, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Blue Hawk and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of Blue Hawk, holders of shares of common stock are entitled to receive pro rata on all of the assets of Blue Hawk available for distribution to stockholders.

The foregoing summary of the material terms of the capital stock of Blue Hawk does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Blue Hawk, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Dividends

There are no restrictions in Blue Hawk's Articles of Incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, prohibit it from declaring dividends where, after giving effect to the distribution of the dividend:

  Blue Hawk would not be able to pay its debts as they become due in the usual course of business; or
  Blue Hawk's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Blue Hawk has never declared nor paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. The payment by Blue Hawk of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon Blue Hawk's earnings, its capital requirements and its financial condition, as well as other relevant factors.

NO DISSENTER'S RIGHTS

Under the Nevada Revised Statutes, the change of Blue Hawk's name and forward split of the issued and outstanding common stock, and change to its authorized share capitalization does not require Blue Hawk to provide dissenting stockholders with a right of appraisal and Blue Hawk will not provide stockholders with such a right.

FORWARD LOOKING INFORMATION

Certain statements included in this Information Statement regarding Blue Hawk, which are not historical facts, are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of Blue Hawk. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

INDEPENDENT ACCOUNTANTS

Blue Hawk's current auditor is the firm of Cordovano and Honeck LLP. During the past two years there have been no changes in, or disagreements with, accountants on accounting and/or financial disclosure.

INTERESTS OF CERTAIN PERSONS TO BE ACTED UPON

None of Blue Hawk's directors or officers have any substantial interest, directly or indirectly, through holding securities or otherwise, in the matters to be acted upon, specified in this
Information Statement.

PROPOSALS BY SECURITY HOLDERS AND OTHER MATTERS

Blue Hawk's  Board  of Directors does  not  know  of  any other matters  that are to be presented to the stockholders  for  their approval   and  consent  pursuant  to  the  written  consent
of stockholders  other  than those referred to in  this  Information Statement.
 DELIVERY OF DOCUMENT TO SECURITY HOLDERS SHARING AN ADDRESS
One  Information  Statement will be  delivered  to  multiple stockholders  sharing  an  address unless  Blue Hawk  receives contrary instructions from one or more of the stockholders.
Upon receipt  of  such notice, Blue Hawk will undertake  to  deliver promptly  a  separate copy of the Information  Statement  to  the stockholder at the shared address to which a single copy  of  the documents  was delivered and provide instructions as to  how  the stockholder can notify Blue Hawk that the stockholder wishes to receive  a  separate copy of the
Information Statement.   In  the event  a  stockholder desires to provide such  a  notice  to  Blue Hawk  such  notice may be given verbally  by  telephoning  Blue Hawk's  offices at
604-644-5139 or by mail Blue Hawk's mailing  address at 12880 Railway Avenue, Unit 35, Richmond, British Columbia, V7E 6G4.

WHERE YOU CAN FIND MORE INFORMATION

Blue Hawk files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that Blue Hawk files with SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

 INCORPORATION OF DOCUMENTS BY REFERENCE

 The SEC allows Blue Hawk to "incorporate by reference" the information it files with them, which means that Blue Hawk can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information Blue Hawk incorporates by reference is an important part of this Information Statement. Subsequent information that Blue Hawk files with SEC will automatically update and supersede this information.

Blue Hawk incorporates by reference the following documents filed by Blue Hawk pursuant to the Securities Exchange Act of 1934 any future filings Blue Hawk makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless Blue Hawk has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning Blue Hawk at the following address:

Blue Hawk Ventures, Inc.
12880 Railway Avenue, Unit 35
Richmond, British Columbia, V7E 6G4.

Telephone: 604-644-5139

You should rely only on the information Blue Hawk has provided or incorporated by reference in this Information Statement or any supplement. Blue Hawk has not authorized any person to provide information other than that provided here. Blue Hawk has not authorized anyone to provide you with different information.

You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

 BY ORDER OF THE BOARD OF DIRECTORS

 /s/ Brian C. Doutaz

____________________________________
Brian C. Doutaz
Secretary, Treasurer and Director

EXHIBIT "A"
CERTIFICATE OF AMENDEMENT TO ARTICLES OF BLUE HAWK
DEAN HELLER Secretary of State 202 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:
Blue Hawk Ventures, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

1. NAME OF CORPORATION: " MOLECULAR PHARMACOLOGY (USA) LIMITED"

3. SHARES: The number of shares the corporation is authorized to issue is:

    200,000,000 shares of common stock with a par value of $0.001 per share; and
    100,000,000 shares of common stock with a par value of $0.001 per share.

Effective as of August 29, 2005 (the "Effective Date"), all outstanding shares of common stock of the

Corporation automatically shall be subdivided at the rate of four-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the

Corporation shall, through its transfer agent, exchange certificates representing common stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of common stock resulting from the subdivision ("New Common").

From and after the Effective Date, the term "New Common" as used in this Third Article shall mean common stock as provided in the Certificate of Incorporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

61.83%

4. Effective date of filing (optional):	08 /29 /05
5. Officer Signature (required):	____________________________________ Byron G. Cox, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 11/03/03